Exhibit 99.1

CERo Therapeutics, Inc. Appoints Chris Ehrlich CEO

SOUTH SAN FRANCISCO, Calif.– December 6, 2024 - (Globe Newswire) – CERo Therapeutics Holdings, Inc. (Nasdaq: CERO) (“CERo”), an innovative immunotherapy company seeking to advance the next generation of engineered T cell therapeutics augmented with phagocytic mechanisms derived from the innate arm of the immune system, announces its Board of Directors has appointed Chris Ehrlich as CEO. Previously he held the position of Interim CEO.

Mr. Ehrlich commented, “I believe that CERo presents multiple, significant opportunities to make an impact on the market and benefit a significant patient population with both sound science and an experienced team of professionals to drive successful execution. As we draw closer to introducing CER-1236 into the clinic, we continue to make additional pre-clinical progress with CER-1236 and presently intend to file an additional Investigational New Drug Application for CER-1236 in solid tumors, including ovarian and non-small cell lung cancers, in the first half of 2025. We also anticipate having a robust program of publications and presentations throughout 2025. In the meantime, I’m looking forward to continued collaboration with our talented team to potentially drive this unique compound and the underlying science to patients and providers alike. I thank the Board of Directors for their confidence and look forward to providing updates on our successes.”

Chris brings significant biotechnology industry, business development, venture capital, and investment banking experience. In addition to his role at CERo, he currently serves as CEO of Launch One Acquisition Corporation. Prior to these appointments he was involved in multiple leadership and transactional roles, including as CEO of Phoenix Biotech Acquisition Corporation, which merged with CERo, CEO of Locust Walk Acquisition Corporation which merged with eFFECTOR Therapeutics and as Senior Managing Director and Head of Biotechnology at Locust Walk. Prior to Locust Walk, he was a Managing Director at InterWest Partners, a venture capital firm where he served on the boards of KAI Pharmaceuticals, a privately held pharmaceutical company, which was acquired by Amgen, Biomimetic Therapeutics, Inc., which was acquired by Wright Medical Technologies, Invuity, Inc., which was acquired by Stryker and Xenon Pharmaceuticals, a NASDAQ -listed biopharmaceutical company.

In addition to his roles at CERo and LPAA, Mr. Ehrlich currently serves on the Healthcare at Kellogg Advisory Board at Northwestern University. He is the Principal of Ehrlich Bioventures, LLC, an advisory firm which assists emerging biopharmaceutical companies. He has a B.A. in Government from Dartmouth College and an M.B.A. from the Kellogg Graduate School of Management at Northwestern University.

About CERo Therapeutics, Inc.

CERo is an innovative immunotherapy company advancing the development of next generation engineered T cell therapeutics for the treatment of cancer. Its proprietary approach to T cell engineering, which enables it to integrate certain desirable characteristics of both innate and adaptive immunity into a single therapeutic construct, is designed to engage the body’s full immune repertoire to achieve optimized cancer therapy. This novel cellular immunotherapy platform is expected to redirect patient-derived T cells to eliminate tumors by building in engulfment pathways that employ phagocytic mechanisms to destroy cancer cells, creating what CERo refers to as Chimeric Engulfment Receptor T cells (“CER-T”). CERo believes the differentiated activity of CER-T cells will afford them greater therapeutic application than currently approved chimeric antigen receptor (“CAR-T”) cell therapy, as the use of CER-T may potentially span both hematological malignancies and solid tumors. CERo anticipates initiating clinical trials for its lead product candidate, CER-1236, in early 2025 for AML.

Forward-Looking Statements

This communication contains statements that are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the financial position, business strategy, clinical development of CER-1236, the potential benefits of CER-1236 in AML, and the plans and objectives of management for future operations of CERo. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this communication, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When CERo discusses its strategies or plans, it is making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, CERo’s management.

Actual results could differ from those implied by the forward-looking statements in this communication. Certain risks that could cause actual results to differ are set forth in CERo’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, filed on April 2, 2024, subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission and the documents incorporated by reference therein. The risks described in CERo’s filings with the Securities and Exchange Commission are not exhaustive. New risk factors emerge from time to time, and it is not possible to predict all such risk factors, nor can CERo assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements made by CERo or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. CERo undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Investors:

CORE IR

investors@cero.bio